Exhibit 99.1

Company Contact:

Jeffrey M. Armstrong

President and Chief Executive Officer 734-414-6100

Perceptron® Announces Appointment of Dave Watza as Chief Financial Officer

Plymouth, Michigan, September 8, 2015, Perceptron, Inc. (NASDAQ: PRCP), a leading global provider of non-contact 3D measurement, inspection and automation solutions, announced that the Board of Directors of the Company, appointed Dave Watza to serve as Senior Vice President and Chief Financial Officer of the Company, effective October 5, 2015.

Mr. Watza, 49, joins Perceptron from TriMas Corporation (NASDAQ: TRS), most recently as Vice President of Corporate Development and Treasury with responsibility for acquisitions, divestures, and global treasury operations. Dave joined TriMas in 2005, holding positions of increasing responsibility and professional growth including Vice President Finance, Business Planning & Analytics, responsible for strategic planning, annual operating planning and forecasting, and certain company-wide information technology initiatives; division Finance Officer for Cequent APEA in Australia; and division Finance Officer and Vice President of Finance for Cequent Performance Products.  Dave began his career as an auditor with Arthur Andersen before transitioning into corporate accounting and finance. He possesses more than 25 years of finance experience in engineered products and manufacturing businesses with responsibilities in accounting, finance and information technology. Dave earned his Bachelor of Business Administration at the University of Michigan.

“Dave is a great addition to our executive team,” said Jeff Armstrong, President and Chief Executive Officer. “Dave’s background in the engineered products and automotive industry, coupled with hands on international operations experience, as well as financial analysis and forecasting make him a great fit for our business. As Perceptron’s CFO, Dave continues on a strong record of career development and comes into the role energized to execute our growth plans and overall business strategy."

About Perceptron®

Perceptron (NASDAQ:PRCP) supplies a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning, and advanced analysis software. Automotive, aerospace and other manufacturing companies globally rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. More than 900 systems, 12,000 Perceptron measuring sensors and over 3,000 Coord3 coordinate measuring machines are in active daily use worldwide.

Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Singapore, Spain and the UK.

For more information, please visit www.perceptron.com.

Safe Harbor Statement

Certain statements in this press release may be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934. When we use words such as "will," "should," "believes," "expects," "anticipates," "estimates," "prospects" or similar expressions, we are making forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward- looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the Company's ability to hire and retain critical executives and employees. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.